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                                                                     Exhibit 2.6


                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of August 28, 2002, is by and among iPAYMENT, INC., a Delaware corporation ("iPayment"), iPAYMENT OF MAINE, INC., a Delaware corporation and a wholly-owned subsidiary of iPayment ("iPayment Merger Sub"), FIRST MERCHANTS BANCARD SERVICES, INC., a Maine corporation ("FMBS"), JAMES D. GOODRICH, an individual residing in the State of Maine, and STEPHEN P. GOODRICH, an individual residing in the State of Maine.

                                    RECITALS:

      WHEREAS, iPayment Merger Sub is a wholly-owned subsidiary of iPayment;

      WHEREAS, the respective boards of directors of iPayment, iPayment Merger Sub and FMBS have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transactions provided for herein, in which FMBS will merge with and into iPayment Merger Sub (the "Merger"), subject to the terms and conditions set forth herein;

      WHEREAS, iPayment, as the sole stockholder of iPayment Merger Sub, has approved this Agreement and the Merger with respect to iPayment Merger Sub;

      WHEREAS, the parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   AGREEMENT:

                 ARTICLE I. DEFINED TERMS AND INTERPRETATION

1.1. Defined Terms. Certain terms used in this Agreement have the meanings ascribed thereto in Article X hereof.

1.2.  Interpretation.

      (a) When used in this Agreement, the word "including" and words of similar import shall mean "including, without limitation," and any list of items that may follow such word shall not be deemed to represent a complete list of, or be limited to, the contents of the referent of the subject.

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      (b) Unless the context otherwise requires, when used in this Agreement, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the Person or Persons may require.

      (c) The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

      (d) In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) references to any Article or Section are to an article or a section of this Agreement, as applicable, and references to any schedule or exhibit are to a schedule or exhibit to this Agreement, as applicable.

      (e) The parties hereto have each negotiated the terms hereof, reviewed this Agreement carefully, and discussed it with their respective legal counsel. It is the intent of the parties that each word, phrase and sentence and other part hereof shall be given its plain meaning. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

      (f) References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time. References to any party to this Agreement shall include references to its respective successors and permitted assigns. References to law are references to that law as amended, consolidated, supplemented or replaced from time to time prior to the date hereof, and shall include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgment and shall include the requirements of any applicable stock exchange in effect as of the date hereof. References to a judgment shall include references to any order, injunction, decree, determination or award of any court or tribunal.

      (g) All references to "$" or "dollars" shall be to United States dollars and all references to "days" shall be to calendar days unless otherwise specified.

                             ARTICLE II. THE MERGER

2.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the General Corporation Laws of the State of Delaware (the "DGCL") and the Maine Business Corporation Act (the "MBCA"), at the Effective Time, FMBS shall merge with and into iPayment Merger Sub. iPayment Merger Sub shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "iPayment of Maine, Inc." doing business as "First Merchants Bancard Services, Inc." Upon consummation of the Merger, the separate corporate existence of FMBS shall terminate.

2.2. Effective Time. The Merger shall become effective (the "Effective Time") as set forth in the certificate and articles of merger (the "Certificate of Merger") with respect to the Merger with the Secretary of State of the State of Delaware (the "Delaware Secretary") in accordance

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with the DGCL and the Secretary of State of the State of Maine (the "Maine
Secretary") in accordance with the MBCA. The parties hereto shall cause the Certificate of Merger to be filed with the Delaware Secretary in accordance with the DGCL and the Maine Secretary in accordance with the MBCA simultaneously with or as soon as practicable after the Closing.

2.3. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

2.4. Conversion of FMBS Common Stock; Merger Consideration. Each share of common stock, no par value, of FMBS (the "FMBS Common Stock"), issued and outstanding immediately prior to the Effective Time (other than dissenting shares and other than shares of FMBS Common Stock held directly or indirectly by iPayment or FMBS or any of their respective Subsidiaries), by virtue of this Agreement and without any action on the part of the holder thereof, shall be converted into the right to receive a pro rata portion (based on the number of shares of FMBS Common Stock so issued and outstanding) of an aggregate amount of 1,600,000 shares of iPayment Common Stock and cash in the aggregate amount of Three Million Four Hundred Thousand Dollars ($3,400,000), subject to Section 2.6. The 1,600,000 shares of iPayment Common Stock and the Three Million Four Hundred Thousand Dollars in cash shall be collectively referred to herein as the "Merger Consideration." iPayment shall pay the Merger Consideration as follows: (i) to Stephen Goodrich at Closing, 960,000 shares of iPayment Common Stock and One Million Six Hundred Forty Thousand Dollars ($1,640,000); (ii) to James Goodrich at Closing, 640,000 shares of iPayment Common Stock and One Million Three Hundred Sixty Thousand Dollars ($1,360,000); and (iii) to Stephen Goodrich on November 1, 2002, Four Hundred Thousand Dollars ($400,000).

2.5. Anti-Dilution Adjustments. If, between the date of this Agreement and the Effective Time, the shares of iPayment Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period (any such event, an "Anti-Dilution Event"), the number of shares that constitute a portion of the Merger Consideration shall be appropriately and proportionately adjusted to reflect such Anti-Dilution Event. There shall be no adjustment in the number of shares that constitute a portion of the Merger Consideration in the event of any change in the price or value of iPayment Common Stock or FMBS Common Stock or any other matter, other than for Anti-Dilution Events. All shares of iPayment Common Stock that are issuable in the Merger shall be deemed for all purposes to have been issued by iPayment at the Effective Time.

2.6. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of iPayment Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to iPayment Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of iPayment. Instead, all fractional shares of iPayment Common Stock that a holder of FMBS Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such fractional share shall be rounded up to the nearest whole number of shares if such fractional share is 0.5 or greater of a

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share, and shall be rounded down to the nearest whole number of shares if such fractional share is less than 0.5 of a share.

2.7. Cancellation of Treasury Stock. At the Effective Time, all shares of FMBS Common Stock that are owned directly or indirectly by iPayment or FMBS or any of their respective Subsidiaries, shall be canceled and shall cease to exist.

2.8. Effect on iPayment Common Stock. Except for any shares of iPayment Common Stock owned by FMBS or any of its subsidiaries, which shall be converted into treasury stock, the shares of iPayment Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

2.9. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of iPayment Merger Sub, as in effect at the Effective Time, shall be the certificate of incorporation of the Surviving Corporation.

2.10. Bylaws of the Surviving Corporation. At the Effective Time, the bylaws of iPayment Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law and the certificate of incorporation of the Surviving Corporation.

2.11. Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of iPayment Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of the Surviving Corporation shall be the individuals designated therefor by the board of directors of the Surviving Corporation in accordance with the bylaws of the Surviving Corporation. At or prior to the Closing, FMBS shall deliver to iPayment written resignations of each of the directors of FMBS, in form and substance satisfactory to iPayment, with such resignations to be effective as of the Effective Time.

2.12. Tax Consequences. The parties hereto intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a plan of reorganization within the meaning of
Section 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

2.13. Closing. The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee at 10:00 a.m. Nashville time on the earlier of August 28, 2002, and the date that is five Business Days following the satisfaction, or waiver by the applicable party, of all of the conditions set forth in Sections 7.1, 7.2 and 7.3 hereof, or at such other location, and on such other date and/or time, as the parties hereto may mutually agree (the "Closing Date"). At the Closing, subject to the satisfaction of the terms and conditions set forth herein, each of FMBS, iPayment and iPayment Merger Sub will execute and deliver the instruments, certificates and other documents to be executed and delivered hereunder or as may be reasonably requested by any party to consummate the transactions contemplated hereby, all in

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form and substance reasonably satisfactory to the parties hereto and their respective counsel, and iPayment shall deliver the Merger Consideration as provided in Section 2.4 hereof.

                      ARTICLE III. EXCHANGE OF CERTIFICATES

3.1. Exchange of Certificates. At the Closing, certificates which represent shares of stock converted from FMBS Common Stock to iPayment Common Stock will be exchanged for new certificates reflecting the conversion.

3.2. No Dividends Paid to Holders of Unsurrendered Certificates. No dividends or other distributions declared after the Effective Time with respect to iPayment Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered certificate until the holder thereof shall surrender such certificate in accordance with this Article III. After the surrender of a certificate in accordance with this Article III, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of iPayment Common Stock represented by such certificate.

3.3. Issuance of Certificate in Name Differing From Surrendered Certificate. If any certificate representing shares of iPayment Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to iPayment in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of iPayment Common Stock in any name other than that of the registered holder of the certificate surrendered, or required for any other reason, or shall establish to the satisfaction of iPayment that such tax has been paid or is not payable.

3.4. Closing of Stock Transfer Books. Upon and after the Effective Time, there shall be no transfers on the stock transfer books of FMBS of the shares of FMBS Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented for transfer to iPayment, they shall be canceled and exchanged for certificates representing shares of iPayment Common Stock as provided in this Article III.

3.5. Lost, Stolen or Destroyed Certificates. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by iPayment, the posting by such person of a bond in such amount as iPayment may direct as indemnity against any claim that may be made against iPayment with respect to such certificate, iPayment will issue in exchange for such lost, stolen or destroyed certificate the shares of iPayment Common Stock deliverable in respect thereof pursuant to this Agreement.

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                 ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF

                        FIRST MERCHANTS BANCARD SERVICES

      FMBS hereby represents and warrants to iPayment and iPayment Merger Sub that, except as set forth in the disclosure schedule dated as of the date hereof and signed on behalf of FMBS by an authorized officer of FMBS, with each such exception included therein specifically identifying the relevant Section hereto to which it specifically relates (the "FMBS Disclosure Schedule"):

4.1. Corporate Organization. FMBS is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine, and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted. FMBS is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction in which the ownership or use of its assets and properties and the conduct of its business requires such qualification, except such jurisdictions, individually or in the aggregate, in which the failure to be so qualified does not have, and would not be reasonably expected to have, an FMBS Material Adverse Effect. True, accurate and complete copies of FMBS's articles of incorporation (including any certificates of designation), bylaws, corporate minute book, board committee documents or similar governing documents, and all amendments thereto, in each case as in effect on the date hereof, have heretofore been delivered or made available to iPayment.

4.2. Authorization; Binding Agreement. FMBS has the corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by FMBS pursuant hereto (collectively, the "FMBS Documents"), and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the FMBS Documents, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the unanimous written consent of the Board of Directors of FMBS, and the Board of Directors of FMBS has determined that the Merger is in the best interests of FMBS and its stockholders, approved this Agreement and the Merger, recommended to the stockholders of FMBS that they approve and adopt this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted to the stockholders of FMBS for approval by such stockholders by taking action by written consent in lieu of a meeting of such stockholders. The stockholders of FMBS have duly approved this Agreement, the Merger and the transactions contemplated hereby by unanimous written consent in lieu of a meeting of such stockholders. No other corporate proceedings on the part of FMBS are necessary to authorize the execution and delivery of this Agreement or the consummation by FMBS of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FMBS, and, assuming due execution and delivery by iPayment and iPayment Merger Sub, this Agreement constitutes the valid and binding agreement and obligation of FMBS, enforceable against FMBS in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity).

4.3. Consents and Approvals. Except for (a) the filing of the Certificate of Merger with the Delaware Secretary and Articles of Merger with the Maine Secretary, (b) any filings required

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under state securities or "Blue Sky" laws, (c) any filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the transactions contemplated in this Agreement, and (d) such other authorizations, consents, approvals or filings, the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to prevent or delay the consummation by FMBS of the transactions contemplated hereby, no authorization, consents or approvals of or filings or registrations with any federal, state, local or foreign government, court, administrative, regulatory or other governmental agency or commission or other governmental authority or instrumentality (each a "Governmental Authority") or with any third party are necessary in connection with (i) the execution and delivery by FMBS of this Agreement and the FMBS Documents and (ii) the consummation by FMBS of the Merger.

4.4. No Conflicts. Neither the execution or delivery by FMBS of this Agreement and the other FMBS Documents, nor the consummation by FMBS of the transactions contemplated hereby or thereby, nor the compliance by FMBS with the provisions hereof, will: (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation, bylaws, corporate minute book, board committee documents or similar governing documents of FMBS or its Subsidiaries; (b) materially violate or conflict with any order, injunction, decree, law, statute, rule, ordinance or regulation applicable to FMBS or its Subsidiaries or by which any of their respective properties or assets may be bound; (c) result in a violation or breach of, constitute a default or give rise to any right of termination, cancellation or acceleration under, any material loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation or instrument applicable to FMBS or its Subsidiaries, or result in the creation of an Encumbrance upon any property or asset of FMBS or its Subsidiaries or by which any such properties or assets may be bound, or trigger any right of first refusal or other purchase right applicable to FMBS or its Subsidiaries; (d) result in any payment by, or buyout obligation of, FMBS or its Subsidiaries to any Person, including but not limited to independent sales organizations, agents affiliated with FMBS or other vendors; or (e) result in the loss of any license, franchise or permit applicable to FMBS or its Subsidiaries.

4.5.  Capitalization.

      (a) The authorized capital stock of FMBS consists of 2,000 shares of FMBS Common Stock. As of the date hereof, (i) 300 shares of FMBS Common Stock are issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights and (ii) no shares of FMBS Common Stock are held in the treasury of FMBS or any of its Subsidiaries.

      (b) FMBS does not have and is not bound by any outstanding subscriptions, options, warrants, convertible securities, conversion rights, preemptive or other rights, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of FMBS Common Stock, or any other equity security or capital stock of FMBS or any securities representing the right to purchase or otherwise receive any shares of FMBS Common Stock or any other equity security or capital stock of FMBS. FMBS has no outstanding stock appreciation rights, phantom stock rights or similar rights. FMBS has no outstanding obligations, contingent or otherwise, to reacquire any shares of FMBS Common Stock.

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      (c) The holders of bonds, debentures, notes or other indebtedness of FMBS do not have the right, as such, to vote on this Agreement and the transactions contemplated herein or other matters with respect to which stockholders of FMBS may vote. There are no voting trusts, proxies or other agreements or understandings (collectively, "Voting Arrangements") to which FMBS or any of its Subsidiaries, directors or executive officers is a party or is bound with respect to the voting of any shares of capital stock of FMBS.

4.6.  Financial Statements.

      The unaudited financial statements for the years ended December 31, 2001, 2000 and 1999 and unaudited interim financial statements of FMBS attached as
Section 4.6 of the FMBS Disclosure Schedule (collectively, the "FMBS Financial Statements") were prepared in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of FMBS and its Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments (which are not material) and to the absence of footnote disclosures normally contained in audited consolidated financial statements.

4.7. Subsidiaries. FMBS has no Subsidiaries and does not control, directly or indirectly, and does not have any direct or indirect equity participation in any other Person. Further, FMBS does not own directly or indirectly any interest or investment in any corporation, partnership, joint venture, business, trust or other entity.

4.8. Absence of Undisclosed Liabilities. None of FMBS or its Subsidiaries has incurred any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature of a type required to be disclosed in financial statements pursuant to the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, except (i) liabilities, obligations or contingencies that are accrued or reserved against in the FMBS Financial Statements or reflected in the notes thereto, (ii) liabilities, obligations or contingencies under contacts or agreements described in Section 4.15 of the FMBS Disclosure Schedule or under contracts and agreements which are not required to be disclosed thereon (but not liabilities, obligations or contingencies for breaches thereof) or elsewhere in the FMBS Disclosure Schedules, (iii) liabilities, obligations or contingencies which have arisen after December 31, 2001 in the ordinary course of business consistent with past practice or otherwise in accordance with the terms and conditions of this Agreement, and (iv) liabilities, obligations or contingencies disclosed in Section 4.8 of the FMBS Disclosure Schedule.

4.9.  Investigations; Litigation.

      (a) To the knowledge of FMBS, there is no investigation or review being undertaken or that is pending by any Governmental Authority with respect to FMBS or any of its Subsidiaries, nor has any Governmental Authority notified FMBS or any of its Subsidiaries of an intention to conduct any such investigation or review.

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      (b) Except as disclosed in Section 4.9 of the FMBS Disclosure Schedule, there are no claims, suits, actions, arbitration actions or other proceedings pending or, to the knowledge of FMBS, threatened against, relating to or affecting any of FMBS or its Subsidiaries, or their respective directors and officers, in their capacities as such, or their respective assets, businesses or properties, which are, or would reasonably be expected to be material, either alone or in the aggregate with all such claims, actions or other proceedings. There are no decrees, injunctions, writs or orders of any court or governmental department or agency applicable to any of FMBS or its Subsidiaries, or their assets or businesses, or which prohibits or restricts the consummation of the transactions contemplated herein.

4.10. Compliance with Law. FMBS and each of its Subsidiaries is in compliance, in all material respects, with all applicable statutes, regulations, judgments, injunctions, decrees, orders, ordinances and other laws (collectively, "Laws") of the United States of America and any applicable foreign jurisdictions, all state and local governments and other Governmental Authorities, and agencies and courts of any of the foregoing, to which any of FMBS or its Subsidiaries is subject, and none of FMBS or its Subsidiaries has received any notice to the effect that, or otherwise been advised by counsel that, any of FMBS or its Subsidiaries has materially violated or is not in compliance in all material respects with any of such Laws, and, to the knowledge of FMBS, there are no investigations with respect thereto, nor does FMBS now, nor has it in the past, engaged in business conduct or practices that are similar to other businesses' conduct or practices that to the knowledge of FMBS have been the subject of investigations, proceedings, claims, actions, suits, demands or notices with respect thereto or have resulted in any liability arising out of or related to such conduct or practices.

4.11. Absence of Certain Changes or Events. Except as set forth in Section 4.11 of the FMBS Disclosure Schedule, since December 31, 2001, none of FMBS or its Subsidiaries has (other than actions taken in connection with the transactions contemplated by this Agreement or at the request of iPayment or its Subsidiaries): (a) operated other than in the ordinary course of business consistent in all material respects with past practice; (b) incurred, experienced or suffered any FMBS Material Adverse Effect; (c) acquired or agreed to acquire any material assets, or entered into any FMBS Merchant Related Agreements, other than Merchant Agreements, or acquisition agreements (or similar agreements), either directly or indirectly, by purchase, merger, stock purchase or otherwise; (d) transferred, leased, licensed, sold, mortgaged, pledged, disposed of or encumbered any material assets; (e) adopted any new, or amended or otherwise increased, or accelerated the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement, entered into any employment, consulting, change in control, severance or similar agreement with or, except in accordance with the existing written agreements, granted any severance, change in control or termination pay to any officer, director, key employee, consultant, agent or group of employees, or increased the compensation or benefits of any officer, director, key employee, consultant, agent or group of employees (other than periodic increases in compensation to employees in the ordinary course of business and consistent with past practice); (f) modified, amended, canceled or terminated, or suffered or received notice of the termination or cancellation of, any FMBS Merchant Related Agreements or Merchant Agreements, or any material leases, contracts or receivables, or waived, released or assigned any material rights or claims with respect thereto, except in the ordinary course of

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business and consistent with past practice; (g) incurred or modified any material indebtedness or other material liability, except in the ordinary course of business and consistent with past practice; (h) assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for material obligations of any other person, except in the ordinary course of business and consistent with past practice; (i) made any material loans, advances or capital contributions to, or investments in, any other person (other than to its wholly-owned Subsidiaries or in the ordinary course of business consistent with past practice); (j) instituted, settled or agreed to settle, any material litigation, action or proceeding before any court, arbitrator or governmental body; (k) made any tax election or settled or compromised any tax liability, or made any change in any method of accounting for taxes or accounting policy with respect to taxes; (l) changed in any material respect any of the accounting methods or policies used by it; (m) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or material claims, liabilities or obligations reflected or reserved against in, or contemplated by, the FMBS Financial Statements; (n) entered into any material transaction, contract, agreement or commitment, other than this Agreement, or other than in the ordinary course of business and consistent with past practice;
(o) delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business; or (p) agreed, whether in writing or otherwise, to take any action described in this Section 4.11.

4.12. Title to Assets. FMBS and its Subsidiaries have good and marketable title to all of their respective assets, free and clear of all Encumbrances, other than Permitted Liens, and no financing statement covering all or any portion of FMBS's and its Subsidiaries' assets and naming FMBS or a Subsidiary thereof as debtor has been filed in any public office except those for Permitted Liens, and, except for Permitted Liens, neither FMBS nor any Subsidiary thereof has signed any financing statement or security agreement as debtor or borrower which financing statement or security agreement covers all or any portion of the assets of FMBS or its Subsidiaries.

4.13. Assets. FMBS's and its Subsidiaries' equipment, furniture, computers and other tangible personal property are in good operating condition in all material respects (ordinary wear and tear excepted), free of any material defects and suitable in all material respects for the operations of FMBS's and its Subsidiaries' business, as currently conducted, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Set forth in Section 4.13 of the FMBS Disclosure
Schedule is a complete and accurate description of the accounts receivable, notes receivable, evidences of indebtedness and other rights to receive payment and other amounts payable to FMBS and its Subsidiaries ("Receivables") as of December 31, 2001. Such Receivables are valid and enforceable claims and obligations (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity), have arisen only from bona fide transactions in the ordinary course of business, and FMBS and its Subsidiaries have, to their knowledge, the full legal right to collect such Receivables in the aggregate amount thereof, less any applicable reserves recorded on FMBS's balance sheet as of December 31, 2001, a copy of which has heretofore been provided to FMBS, which reserves are adequate and calculated consistent with past practice. Except as set forth in Section 4.13 of the FMBS Disclosure

Schedule, to the knowledge of FMBS, there are no asserted contests, refusals to pay or rights of set-off with respect to any of such Receivables.

4.14. Intellectual Property Rights. Section 4.14(a) of the FMBS Disclosure Schedule contains a list and description of all registered copyrights, patents, trademarks and service marks owned by or licensed to FMBS and its Subsidiaries. Except as set forth in Section 4.14(b) of the FMBS Disclosure Schedule, FMBS and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all such intellectual property. Neither FMBS nor any Subsidiary thereof is in default (or with the giving of notice or lapse of time, or both, would be in default) under any license to use such intellectual property. To the knowledge of FMBS, such intellectual property is not being infringed by any third party and neither FMBS nor any Subsidiary thereof is infringing any intellectual property of any third party.

4.15. Contracts.

      (a) Set forth in Section 4.15(a) of the FMBS Disclosure Schedule is a list, including parties and dates, of each of the FMBS Merchant Related Agreements. FMBS has heretofore delivered to iPayment or its counsel true, correct and complete copies of all of the FMBS Merchant Related Agreements, and all amendments and supplements related thereto. Each of the FMBS Merchant Related Agreements is a valid and binding obligation of FMBS, are unmodified, to the knowledge of FMBS are in full force and effect, and to the knowledge of FMBS are enforceable against each of the parties thereto in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity). To the knowledge of FMBS, except as disclosed in Section 4.15(a) of the FMBS Disclosure Schedule, (i) no event has occurred which, after notice or the passage of time or both, would constitute a default or breach by any party to any of the FMBS Merchant Related Agreements, (ii) no party to any of the FMBS Merchant Related Agreements has or, to the knowledge of FMBS, intends, to terminate or adversely modify its agreement(s) or obligations with respect thereto, or cease performing thereunder, and (iii) there are no outstanding material disputes under any of the FMBS Merchant Related Agreements, and there is no pending or threatened litigation or other legal proceeding with respect to any of the FMBS Merchant Related Agreements. To the knowledge of FMBS, the FMBS Merchant Related Agreements constitute all of the contracts, agreements and understandings applicable to the provision of credit card services or equipment leasing and sales by FMBS.

      (b) Set forth in Section 4.15(b) of the FMBS Disclosure Schedule is a list, including parties and dates, of any contract or agreement (whether written or oral), other than the FMBS Merchant Related Agreements, to which FMBS or any of its Subsidiaries is a party to or bound by (i) with respect to the employment of any employees, independent contractors, officers, directors or consultants,
(ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from iPayment, FMBS, the Surviving Corporation or any of their respective Subsidiaries to any employee, independent contractor, officer, director or consultant thereof, (iii) which is a contract to be performed after the date of this Agreement involving the payment of more than $25,000 per annum ("FMBS Material Contracts"), or (iv) which restricts in any material respect the conduct of any line of business by FMBS or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this
Section 4.15(b) is referred to herein as an "FMBS Contract." FMBS has heretofore provided to iPayment or its counsel true, correct and complete copies of each FMBS Contract. Each FMBS Material Contract is valid and binding and in full force and effect with respect to the obligations of FMBS or its Subsidiaries and, to the knowledge of FMBS, is valid and binding, enforceable and in full force and effect with respect to the obligations of the counterparties thereto (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity), and FMBS and each of its Subsidiaries has performed in all material respects all obligations required to be performed by it to date under each such FMBS Material Contract, and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of FMBS or any of its Subsidiaries under any FMBS Material Contract, or to the knowledge of FMBS, any other party thereto.

4.16. Leases. Set forth in Section 4.16 of the FMBS Disclosure Schedule is a list, including parties and dates, of any Leases. FMBS has heretofore delivered to iPayment true, correct and complete copies of each of the lease agreements, and all amendments and supplements related thereto, under which FMBS or its Subsidiaries lease real or personal property except for FMBS Merchant Related Agreements (collectively, the "Leases"). To the knowledge of FMBS, each Lease is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity). Neither FMBS nor any of its Subsidiaries is in breach or default under any Lease and no event has occurred which, with notice or lapse of time, would constitute a breach or default of such Lease by FMBS or any of its Subsidiaries or, to FMBS's knowledge, permit termination, modification or acceleration thereof by the respective lessor, and no party to any such Lease has repudiated any provision thereof. To the best of FMBS's knowledge, there are no disputes, oral agreements or forbearance programs in effect as to any Lease. All facilities leased under the Leases are supplied with utilities and other services necessary for the operation of said facilities.

4.17. Tax Matters.

      (a) All Tax Returns for all periods ending on or before the Closing Date that are or were required to be filed by or with respect to FMBS and any of its Subsidiaries, or any predecessor of any of them, either separately or as a member of an affiliated group of corporations, have been filed on a timely basis and in accordance with applicable laws, regulations and administrative requirements. All such Tax Returns that have been filed on or before the Closing Date were, when filed, and continue to be, true, correct and complete in all material respects.

      (b) FMBS has provided or made available to iPayment all reports of and communications for all open years from IRS agents and the corresponding agents of other state, local and foreign Governmental Authorities who have examined the respective books and records applicable to FMBS and any of its Subsidiaries.
Section 4.17(b) of the FMBS Disclosure Schedule describes all adjustments in respect of FMBS and any of its Subsidiaries to Tax Returns filed by, or on behalf of, FMBS, its Subsidiaries or any affiliated group of corporations of which FMBS or a Subsidiary thereof is or was a member, for all open taxable years, that have been proposed by any representative of any Governmental Authority, and Section 4.17(b) of the FMBS Disclosure Schedule describes the resulting Taxes, if any, proposed to be assessed. All deficiencies proposed (plus interest, penalties and additions to tax that were or are proposed to be assessed thereon, if any) as a result of such examinations have been paid, reserved against or settled or, as described in Section 4.17(b) of the FMBS Disclosure Schedule, are being contested in good faith by appropriate proceedings. Neither FMBS nor any of its Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes for which FMBS or any of its Subsidiaries may be liable.

      (c) FMBS and its Subsidiaries have paid, or made provision for the payment of, all Taxes that have or, to the knowledge of FMBS and its Subsidiaries, may become due for all periods ending on or before the Closing Date, including, without limitation, all Taxes reflected on the Tax Returns referred to in this
Section 4.17, or in any assessment, proposed assessment or notice, received by FMBS or any Subsidiary of FMBS, except such Taxes, if any, as are set forth in
Section 4.17(c) of the FMBS Disclosure Schedule that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP consistently applied) have been provided. The charges, accruals and reserves with respect to Taxes reflected in the FMBS Financial Statements were determined in accordance with GAAP consistently applied. In all material respects, all Taxes that FMBS and its Subsidiaries are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of FMBS or any of its Subsidiaries (except for Taxes not yet due).

      (d) There are no closing agreements, requests for rulings or requests for technical advice, in respect of any Taxes, pending between FMBS or any of its Subsidiaries and any Governmental Authority.

      (e) No consent to the application of Section 341(f)(2) of the Code has ever been filed with respect to any property or assets held or acquired or to be acquired by FMBS or any of its Subsidiaries.

      (f) There is no existing tax allocation or sharing agreement that may or will require that any payment be made by or to FMBS or any of its Subsidiaries on or after the Closing Date.

      (g) No property or asset owned by FMBS or any of its Subsidiaries is property that iPayment is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

      (h) Neither FMBS nor any of its Subsidiaries has agreed to, or is required to make, any adjustment pursuant to Section 481(a) of the Code, nor has the IRS proposed any such adjustment or change in accounting method with respect to FMBS or any of its Subsidiaries. FMBS and its Subsidiaries do not have any application pending with any Governmental Authority requesting permission for any change in accounting method.

      (i) Except as disclosed in Section 4.17(i) of the FMBS Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of this transaction could give rise to the payment of any amount that would not be deductible by iPayment, the Surviving Corporation, or FMBS or any of its Subsidiaries by reason of Section 280G of the Code.

      (j) Neither FMBS nor any of its Subsidiaries is a party to any deferred intercompany transaction that will be restored (pursuant to the Treasury Regulations under Section 1502 of the Code) and will result in income or loss to FMBS or any of its Subsidiaries due to this Agreement and the transactions contemplated hereby.

      (k) Neither FMBS nor any of its Subsidiaries is, nor has ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      (l) None of the assets of FMBS or any of its Subsidiaries directly or indirectly secure any debt the interest on which is tax-exempt under Section 103(a) of the Code.

4.18. Employee Benefit Matters.

      (a) Set forth in Section 4.18 of the FMBS Disclosure Schedule is a true, complete and correct list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (collectively, "ERISA"), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or employment, consulting, independent contractor, professional services, confidentiality or non-competition agreement or any other similar plan, agreement, policy or understanding (whether oral or written, qualified or non-qualified) and any trust, escrow or other funding arrangement related thereto, under which any employee, former employee, director, consultant or independent contractor of FMBS or any ERISA Affiliate thereof has any present or future right to benefits from FMBS or under which FMBS or any ERISA Affiliate thereof has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "FMBS Benefit Plans" but shall be separately identified in such Section 4.18 of the FMBS Disclosure Schedule.

      (b) With respect to each FMBS Benefit Plan, FMBS has delivered or made available to iPayment (i) current, accurate and complete copies of each such FMBS Benefit Plan, including all trust agreements, each summary plan description or other description, insurance or annuity contracts, agreements and any other material documents or instruments relating thereto; (ii) copies of each Form 5500 Annual Report and accompanying schedules; (iii) each actuarial report (to the extent applicable) and; (iv) with respect to each such FMBS Benefit Plan which is an employee pension benefit plan (as such term is defined in section 3(2) of ERISA), intended to qualify under section 401(a) of the Code, copies of the most recent IRS determination letter or opinion letter (including copies of any outstanding request for determination letters).

      (c) Each FMBS Benefit Plan has been established and administered in accordance with its terms, and each such FMBS Benefit Plan and FMBS and its Subsidiaries are in material compliance with the applicable provisions of ERISA, the Code and other federal and state applicable laws, rules and regulations with respect thereto.

      (d) Each FMBS Benefit Plan that is an "employee pension benefit plan" (within the meaning of section 3(2) of ERISA) is qualified under section 401(a) of the Code and its related trust is exempt from federal income tax under section 501(a) of the Code. To FMBS's knowledge, no event has occurred or circumstance exists that will or is likely to give rise to disqualification or loss of tax-exempt status of any such FMBS Benefit Plan or trust.

      (e) No event has occurred and no condition exists that is likely to subject FMBS or any ERISA Affiliate thereof to any tax, fine, lien, penalty or other liability imposed by ERISA (including any breach of fiduciary responsibility by any director, officer or employee), the Code or other applicable laws, rules and regulations.

      (f) Neither FMBS nor any ERISA Affiliate thereof sponsors or maintains, or has ever sponsored or maintained, or has any actual or contingent liability under or relating to, any plan that is or was a defined benefit plan, as defined in section 3(35) of ERISA, or that is a Multiemployer Plan within the meaning of section 4001(a)(3) of ERISA, or that is otherwise subject to title IV of ERISA.

      (g) No FMBS Benefit Plan is a "multiple employer welfare arrangement" within the meaning of section 3(40) of ERISA, except for FMBS Benefit Plans that are fully insured and with respect to which each Form M-1 has been timely filed.

      (h) All material reports, returns, notices and similar documents pertaining to each FMBS Benefit Plan that are required to be filed with any Governmental Authority or distributed to any FMBS Benefit Plan participant have been duly and timely filed or distributed.

      (i) To FMBS's knowledge, for each FMBS Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof.

      (j) No "prohibited transaction" (as such term is defined in section 406 of ERISA and section 4975 of the Code) or "accumulated funding deficiency" (as such term is defined in section 302 of ERISA and section 412 of the Code (whether or not waived)) has occurred with respect to any FMBS Benefit Plan.

      (k) No FMBS Benefit Plan or any related trust or fiduciary thereof is the direct or indirect subject of a material audit, investigation or examination by any Governmental Authority or quasi-governmental authority.

      (l) The execution of this Agreement and the performance of the transactions contemplated hereby will not constitute an event under any FMBS Benefit Plan that may reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee or director of FMBS or any Subsidiary thereof.

      (m) All contributions and payments made or accrued with respect to all FMBS Benefit Plans and other benefit obligations are deductible under the Code. No amount or any asset of any FMBS Benefit Plan is subject to tax as unrelated business taxable income.

      (n) To the knowledge of FMBS, no event has occurred or circumstance exists that could result in an increase in premium costs of FMBS Benefit Plans and other benefit obligations that are insured or a material increase in benefit costs of such plans and obligations that are self-insured.

      (o) Except to the extent required under section 601 et seq. of ERISA and section 4980B of the Code, FMBS and its ERISA Affiliates do not provide health or welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

      (p) FMBS and its ERISA Affiliates have the right to modify and terminate each FMBS Benefit Plan with respect to both retired and active employees.

      (q) FMBS and its ERISA Affiliates have complied in all material respects with the provisions of section 601 et seq. of ERISA and section 4980B of the Code.

      (r) With respect to any FMBS Benefit Plan, (i) no actions, suits or claims (other than claims for benefits made in the ordinary course of the FMBS Benefit Plan's operation) are pending or, to the knowledge of FMBS, threatened; and (ii) no facts or circumstances exist that reasonably could give rise to any such actions, suits or claims.

      (s) Full payment has been made of all amounts which are due to any of the FMBS Benefit Plans. Furthermore, FMBS and its Subsidiaries have made adequate provision for reserves in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants to meet contributions that have not been made because they are not yet due under the terms of each of the FMBS Benefit Plans.

4.19. Environmental Matters.

      (a) Except for noncompliance which, individually or in the aggregate, does not, and would not reasonably be expected to have an FMBS Material Adverse Effect, FMBS and each of its Subsidiaries are in compliance with all applicable international, federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by FMBS and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

      (b) Neither FMBS nor any of its Subsidiaries has received written notice of, or, to the knowledge of FMBS, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person asserting an obligation to conduct investigations or cleanup activities under Environmental Law or alleging liability under or noncompliance with any Environmental Law (collectively, "Environmental Claims").

      (c) To the knowledge of FMBS, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any material common law or statutory liability or otherwise form the basis of any material claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, or any pollutant, contaminant, or hazardous or toxic material or waste (including biohazardous and medical waste) with respect to or affecting FMBS or any of its Subsidiaries.

4.20. Labor Controversies. There are no disputes pending or, to the knowledge of FMBS, threatened between any of FMBS or its Subsidiaries and any representatives of any of their employees and, to the knowledge of FMBS, there are no organizational efforts being made involving any unorganized employees of any of FMBS or its Subsidiaries.

4.21. Insurance. FMBS and its Subsidiaries maintain insurance coverage reasonably adequate for their assets and the operation of their businesses. None of FMBS or its Subsidiaries is in default with respect to any policies or binders of indemnity, liability, directors' and officers', worker's compensation, health and other forms of insurance policies or binders in force as of the date hereof and insuring against risks of any of FMBS and its Subsidiaries. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by FMBS or any of its Subsidiaries.

4.22. Required Stockholder Vote. The affirmative vote of a majority of the outstanding shares of FMBS Common Stock is the only vote of the holders of any shares of capital stock of FMBS necessary under FMBS's articles of incorporation, bylaws and other governing documents and applicable law to approve and adopt this Agreement and the transactions contemplated hereby.

4.23. Brokers and Finders. FMBS and its Subsidiaries have not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of FMBS or any of its Subsidiaries to pay any finder's fees, brokerage fees, agent commissions or similar fees, commissions or payments in connection with the transactions contemplated hereby, and there is no claim for payment of any such fees, commissions or payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

4.24. Equipment Leases and Inventory. All equipment acquired by FMBS for purposes of leasing was, when acquired, to FMBS's knowledge merchantable and fit for the purpose for which it was procured, and to FMBS's knowledge the obligations of each lessee to make payments required under the related lease throughout the term thereof is unconditional, without any right of set-off by such lessee and without regard to any event affecting the equipment or obsolescence thereof. Since December 31, 2001, there has not been a material change in the revenue derived from FMBS's leasing operations, and there is no reasonable basis to believe that residual liability arising out of or related to its leasing operations will exceed historical levels.

4.25. Cash Flow of Merchant Accounts and Compliance with VISA/MasterCard Rules. Attached hereto as Section 4.25 of the FMBS Disclosure Schedule is a list of electronic files provided to iPayment related to Merchants under the FMBS Merchant Related Agreements. Set forth in Section 4.25 of the FMBS Disclosure
Schedule is a list of residual reports delivered to iPayment related to Merchants under the FMBS Merchant Related Agreements for each of the three full months preceding Closing (the "Residual Reports"). These Residual Reports represent months during which FMBS and its Subsidiaries conducted their respective business in the ordinary course and consistent with past practices, and are true, accurate and complete as of the dates set forth thereon. Since the date of the last Residual Report, there has not been a material change in the aggregate cash flow generated by the Merchant Accounts. FMBS and its Subsidiaries have operated and conducted their business, in all material respects, in accordance with any and all applicable VISA/MasterCard rules and regulations. The Residual Reports attached hereto as Section 4.25 of the FMBS Disclosure Schedule reports, as of the date of the Residual Reports, a true and accurate reserve account maintained under the respective FMBS Merchant Related Agreements. Section 4.25 of the FMBS Disclosure Schedule reflects all fines that have been assessed and/or paid, directly or indirectly through the assessment and/or payment of such fine through a Member Bank or other party, within the last 12 months. Except as set forth in Section 4.25 of the FMBS Disclosure Schedule, FMBS has no reasonable basis to believe that the operation or conduct of its business will result in such fines after the Closing.

4.26. Franchise Issues. FMBS and its Subsidiaries are in material compliance with all federal and state statutes, rules, regulations and guidelines, if applicable, regarding the offer of franchises or business opportunities.

4.27. Ownership and Portability of Merchant Accounts. Except as disclosed on
Section 4.27 hereto, with respect to all of the Merchant Accounts, (a) FMBS owns such Merchant Accounts free and clear of all Encumbrances, other than Permitted Liens, (b) to FMBS's knowledge, such Merchant Accounts are processed under unique BINs and ICAs, and (c) FMBS has the right at any time and from time to time to direct the applicable Member Bank and third-party processors to, and such banks and third-party processors are obligated to, (i) assign the Merchant Agreements relating to the Merchants so identified, including all Merchant files and records (paper and fiche), related merchant reserve and hold accounts, BINs, ICAs and databases relating thereto, to one or more other Member Banks and/or third-party processors designated by FMBS and (ii) effect the deconversion of such Merchant Accounts. The Member Banks and third-party processors are obligated to transfer the merchant files, merchant agreements, related documents and other items described herein after receipt of FMBS's request for such assignment and deconversion and such assignment and deconversion of the Merchant Accounts shall be at no cost or expense to FMBS other than the reasonable cost of copying, shipping, supplies and any related association fees; provided, however, that all such costs, expenses or fees shall not exceed $25,000.

4.28. Conduct of Business. In operating their business, FMBS and its Subsidiaries have not (i) withheld an increased discount rate for electronic transactions without prior notification, (ii) charged an increased rate for manual or voice authorizations without prior notification, (iii) applied new charges to bill statements without prior notification, (iv) charged rates for services in excess of rates stated in the Merchant Agreements without prior notification, (v) unilaterally modified Merchant Agreements, (vi) debited Merchant Accounts without authorization, (vii) failed to disclose the origin and existence of certain fees, or (vii) made misrepresentations to Merchants about services offered by FMBS.

4.29. Prior Sales of Securities. All offers and sales of FMBS Common Stock and of any shares of capital stock of any the Subsidiaries of FMBS by FMBS or such Subsidiary prior to the date hereof were exempt from the registration requirements of the Securities Act of 1933, as amended, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, or the relevant statues of limitations have expired, or civil liability thereafter has been eliminated by an offer to rescind.

4.30. Employees and Independent Contractors.

      (a) Set forth on Section 4.30 of the FMBS Disclosure Schedule is a true, complete and correct list setting forth as of the date hereof (i) the names, location of services and current compensation of all individuals currently employed by FMBS and its Subsidiaries on a salaried or hourly basis, and (ii) the names and total annual compensation for all independent contractors (other than vendors and similar professionals) who render services on a regular basis to FMBS and its Subsidiaries for whom FMBS or a Subsidiary prepared an IRS Form 1099 for fiscal year 2001 and whose total annual compensation is in excess of $10,000.

      (b) To FMBS's knowledge, all non-employee/independent Persons that solicit Merchants for or on behalf of FMBS or its Subsidiaries have, at all times during their relationship with FMBS and its Subsidiaries, been properly classified as independent contractors and not employees of FMBS or its Subsidiaries for purposes of all applicable law, including, without limitation, for federal, state and local employment tax purposes.

      (c) Set forth in Section 4.30 of the FMBS Disclosure Schedule is a true, complete and correct list setting forth as of the date hereof the names of all employees, agents and independent contractors of FMBS and its Subsidiaries and the amount of all retention payments, severance payments, change in control payments or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement. To the knowledge of FMBS, FMBS and its Subsidiaries have not incurred liability relating to, or promised or agreed (whether orally or in writing) to pay retention payments, severance payments, change in control payments or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement. FMBS and its Subsidiaries have taken no actions prior to the Closing related to the foregoing that will subject it or iPayment or any of its

Subsidiaries to liability after the Closing other than payment of the foregoing by FMBS and its Subsidiaries.

      (d) Except as set forth in Section 4.30 of the FMBS Disclosure Schedule, FMBS has filed an IRS Form 1099 and a Form I-9 in all instances for all Persons as required by law.

4.31. Dissenters' Rights. FMBS has received no notice from a stockholder that such stockholder will seek to exercise his or her statutory appraisal rights under the DGCL. No shareholder of FMBS has a legal right to exercise his or her appraisal rights after the Closing Date.

4.32 Disclosure. No representations or warranties by FMBS in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein not misleading. Each of FMBS and its Subsidiaries knows of no fact or development which materially adversely affects, or which would be reasonably likely to result in a FMBS Material Adverse Effect or an iPayment Material Adverse Effect, which has not been set forth in this Agreement, the Exhibits or the Schedules attached hereto.

 ARTICLE V. REPRESENTATIONS AND WARRANTIES OF IPAYMENT AND IPAYMENT MERGER SUB

      iPayment and iPayment Merger Sub hereby represent and warrant to FMBS that, except as set forth in the disclosure schedule dated as of the date hereof and signed on behalf of iPayment by an authorized officer of iPayment, with each such exception included therein specifically identifying the relevant Section hereto to which it specifically relates (the "iPayment Disclosure Schedule"):

5.1.  Corporate Organization.

      (a) iPayment is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted. iPayment is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction in which the ownership or use of its assets and properties and the conduct of its business requires such qualification, except such jurisdictions, individually or in the aggregate, in which the failure to be so qualified does not have, and would not be reasonably expected to have, an iPayment Material Adverse Effect. True, accurate and complete copies of iPayment's certificate of incorporation, bylaws or other governing documents, and all amendments thereto, in each case as in effect on the date hereof, have heretofore been delivered or made available to FMBS.

      (b) iPayment Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted. iPayment Merger Sub was formed solely for the purpose of engaging in the transactions contemplated in this Agreement and has not engaged in any activities other than in connection with those transactions. iPayment Merger Sub has not incurred any material obligations or liabilities or entered into any material agreements or arrangements with any Person except for this Agreement and as contemplated hereby. True, accurate and complete copies of iPayment Merger Sub's certificate of incorporation, bylaws or other governing documents, and all amendments thereto, in each case as in effect on the date hereof, have heretofore been delivered or made available to FMBS.

5.2. Authorization; Binding Agreement. Each of iPayment and iPayment Merger Sub has the corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by iPayment and iPayment Merger Sub pursuant hereto (collectively, the "iPayment Documents"), and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the iPayment Documents, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of iPayment at a meeting duly called and held and at which a quorum was present and acting throughout, by the requisite affirmative vote of the directors of iPayment, and the Board of Directors of iPayment has determined that the Merger is in the best interests of iPayment and its stockholders and approved this Agreement and the Merger. The execution and delivery of this Agreement and the iPayment Documents, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of iPayment Merger Sub, and by iPayment as the sole stockholder of iPayment Merger Sub, and the Board of Directors of iPayment Merger Sub has determined that the Merger is in the best interests of iPayment Merger Sub and its stockholders and approved this Agreement and the Merger. No other corporate proceedings on the part of iPayment or iPayment Merger Sub are necessary to authorize the execution and delivery of this Agreement or the consummation by iPayment and iPayment Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by iPayment and iPayment Merger Sub, and, assuming due execution and delivery by FMBS, this Agreement constitutes the valid and binding agreement and obligation of iPayment and iPayment Merger Sub, enforceable against iPayment and iPayment Merger Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity).

5.3. Consents and Approvals. Except for (a) the filing of the Certificate of Merger with the Delaware Secretary and Articles of Merger with the Maine Secretary, (b) any filings required under state securities or "Blue Sky" laws,
(c) any filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the transactions contemplated in this Agreement, (d) requisite consent to consummation of the Merger by the lenders under the iPayment Credit Agreement, holders of iPayment Preferred Stock and holders of the Mezzanine Debt, and (e) such other authorizations, consents, approvals or filings, the failure of which to obtain or make, individually or in the aggregate, does not have, and would not reasonably be expected to have, an iPayment Material Adverse Effect or materially impair or delay the consummation by iPayment or iPayment Merger Sub of the transactions contemplated hereby, no consents or approvals of or filings or registrations with any Governmental Authority or with any third party are necessary in connection with (i) the execution and delivery by iPayment and iPayment Merger Sub of this

Agreement and the iPayment Documents and (ii) the consummation by iPayment and iPayment Merger Sub of the Merger.

5.4. No Conflicts. Neither the execution or delivery by iPayment and iPayment Merger Sub of this Agreement and the other iPayment Documents, nor the consummation by iPayment and iPayment Merger Sub of the transactions contemplated hereby or thereby, nor the compliance by iPayment and iPayment Merger Sub with the provisions hereof, will: (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or other governing documents of iPayment and iPayment Merger Sub; (b) violate or conflict with any order, injunction, decree, law, statute, rule, ordinance or regulation applicable to iPayment, iPayment Merger Sub or their Subsidiaries or by which any of their respective properties or assets may be bound; (c) result in a violation or breach of, constitute a default or give rise to any right of termination, cancellation or acceleration under, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation or instrument applicable to iPayment, iPayment Merger Sub or their Subsidiaries, or result in the creation of an Encumbrance upon any property or asset of iPayment, iPayment Merger Sub or their Subsidiaries or by which any such properties or assets may be bound, or trigger any right of first refusal or other purchase right applicable to iPayment, iPayment Merger Sub or any Subsidiary thereof; or (d) result in the loss of any license, franchise or permit applicable to iPayment, iPayment Merger Sub or any Subsidiary thereof; except in each case, where such violation, conflict, breach, default, loss or other event, individually or in the aggregate, does not have, and would not reasonably be expected to have, an iPayment Material Adverse Effect.

5.5.  Capitalization.

      (a) The authorized capital stock of iPayment consists of 130,000,000 shares of common stock of iPayment, $.01 par value per share (the "iPayment Common Stock"), and 20,000,000 shares of preferred stock, no par value per share ("iPayment Preferred Stock"). As of the date hereof, (i) 11,508,190 shares of iPayment Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) 2,577,200 shares of iPayment Preferred Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights with a conversion ratio of one share of iPayment Preferred Stock for one share of iPayment Common Stock, and (iii) no shares of iPayment Common Stock and no shares of iPayment Preferred Stock were held in the treasury of iPayment or any of its Subsidiaries.

      (b) Except for options, commitments and agreements to purchase a total of 4,897,472 shares of iPayment Common Stock under iPayment's stock option programs and warrants, iPayment does not have and is not bound by any outstanding subscriptions, options, warrants, convertible securities, conversion rights, preemptive or other rights, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of iPayment Common Stock or iPayment Preferred Stock or any other equity security or capital stock of iPayment or any securities representing the right to purchase or otherwise receive any shares of iPayment Common Stock or any other equity security or capital stock of iPayment. iPayment has no outstanding stock appreciation rights, phantom stock rights or similar rights. iPayment has no outstanding obligations, contingent or otherwise, to reacquire any shares of iPayment Common Stock.

      (c) The authorized capital stock of iPayment Merger Sub consists of 1,000 shares of iPayment Merger Sub Common Stock. iPayment owns beneficially and of record all the issued and outstanding shares of iPayment Merger Sub Common Stock.

      (d) Section 5.5 of the iPayment Disclosure Schedule sets forth all indebtedness of iPayment and its Subsidiaries.

5.6. Financial Statements. The audited consolidated financial statements for the years ended December 31, 2001, 2000 and 1999 and unaudited interim consolidated financial statements of iPayment for the six month period ended June 30, 2002 attached as Section 5.6 of the iPayment Disclosure Schedule (collectively, the "iPayment Financial Statements") were prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of iPayment and its Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended, subject to normal year-end and audit adjustments (which are not material), any non-cash adjustments regarding amortization of goodwill related to acquisitions and, in the case of the unaudited interim consolidated financial statements, to the absence of footnote disclosures normally contained in the audited consolidation financial statements. The iPayment Financial Statements may be adjusted as set forth in Section 5.6 of the iPayment Disclosure Schedule.

5.7. Valid Issuance of Stock. The iPayment Common Stock issuable upon the exchange for shares of FMBS Common Stock as provided in Article II have been duly and validly reserved for issuance upon conversion thereof and, when issued upon such conversion, shall be duly authorized and validly issued, fully paid and nonassessable.

5.8.  Subsidiaries.

      (a) Set forth in Section 5.8 of the iPayment Disclosure Schedule is the name and state of incorporation of each of iPayment's Subsidiaries and, except as so disclosed, iPayment does not control, directly or indirectly, and does not have any direct or indirect equity participation in any other Person. Each Subsidiary of iPayment is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary of iPayment is qualified to do business and is in good standing in each jurisdiction in which the properties it owns, leases or operates or the nature of the business it conducts makes such qualification necessary, except such jurisdictions, individually or in the aggregate, in which the failure to be so qualified does not have, and would not be reasonably expected to have, an iPayment Material Adverse Effect. True, accurate and complete copies of the respective certificates or articles of incorporation, bylaws or other similar governing documents, and all amendments thereto, in each case as in effect on the date hereof, of iPayment's Subsidiaries have heretofore been delivered or made available to FMBS.

      (b) iPayment owns, directly or indirectly, all of the issued and outstanding shares of the capital stock and equity securities of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. iPayment's Subsidiaries are not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of any of iPayment's Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any of iPayment's Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, commitments, agreements or Voting Arrangements of any character by which iPayment or any of its Subsidiaries will be bound calling for the voting, purchase or issuance of any shares of the capital stock or equity securities of any of iPayment's Subsidiaries.

      (c) Except for its Subsidiaries or as provided in Section 5.8 of the iPayment Disclosure Schedule, iPayment does not own directly or indirectly any interest or investment in any corporation, partnership, joint venture, business, trust or other entity.

5.9.  Investigations; Litigation.

      (a) To the knowledge of iPayment, there is no investigation or review being undertaken or that is pending by any Governmental Authority with respect to iPayment or any of their Subsidiaries, nor has any Governmental Authority notified iPayment, iPayment Merger Sub or any of their Subsidiaries of an intention to conduct any such investigation or review.

      (b) Except as disclosed in Section 5.9 of the iPayment Disclosure Schedule, there are no claims, suits, actions, arbitration actions or other proceedings pending or, to the knowledge of iPayment, threatened against, relating to or affecting any of iPayment, iPayment Merger Sub or their Subsidiaries, or their respective directors and officers, in their capacities as such, or their respective assets, businesses or properties, which have, or would reasonably be expected to have, either alone or in the aggregate with all such claims, actions or other proceedings an iPayment Material Adverse Effect. There are no decrees, injunctions, writs or orders of any court or governmental department or agency applicable to any of iPayment or their Subsidiaries, or their assets or businesses, or which prohibits or restricts the consummation of the transactions contemplated herein.

5.10. Labor Controversies. There are no disputes pending or, to the knowledge of iPayment, threatened between any of iPayment, iPayment Merger Sub or their Subsidiaries and any representatives of any of their employees and, to the knowledge of iPayment, there are no organizational efforts being made involving any unorganized employees of any of iPayment, iPayment Merger Sub or their Subsidiaries.

5.11. Brokers and Finders. iPayment and its Subsidiaries have not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of iPayment or any of its Subsidiaries to pay any finder's fees, brokerage fees, agent commissions or similar fees, commissions or payments in connection with the transactions contemplated hereby, and there is no claim for payment of any such fees, commissions or payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

5.12. Compliance with Law. To the knowledge of iPayment, iPayment and each of its Subsidiaries is in compliance, in all Laws of the United States of America and any applicable foreign jurisdictions, all state and local governments and other Governmental Authorities, and agencies and courts of any of the foregoing, to which any of iPayment or its Subsidiaries is subject, and if it is decided that iPayment or its Subsidiaries is not in compliance in a non-material respect with such Laws, such non-compliance will not have a iPayment Material Adverse Effect, and to the knowledge of iPayment, none of iPayment or its Subsidiaries has received any notice to the effect that, or otherwise been advised by counsel that, any of iPayment or its Subsidiaries has materially violated or is not in compliance in all material respects with any of such Laws, and, to the knowledge of iPayment, there are no investigations with respect thereto, nor past or current business conduct or practices of iPayment or its Subsidiaries similar to the conduct or practices of other businesses that to the knowledge of iPayment have been the subject of investigations, proceedings, claims, actions, suits, demands or notices with respect thereto or have resulted in any liability arising out of or related to such conduct or practices.

5.13. Absence of Certain Changes or Events. Except as set forth in Section 5.13 of the iPayment Disclosure Schedule, since June 30, 2002, none of iPayment or its Subsidiaries has (other than actions taken in connection with the transactions contemplated by this Agreement or at the request of FMBS or its Subsidiaries): (a) operated other than in the ordinary course of business consistent in all material respects with past practice; or (b) incurred, experienced or suffered any iPayment Material Adverse Effect.

5.14. Absence of Undisclosed Liabilities. Except as disclosed in Section 5.14 of the iPayment Disclosure Schedule, none of iPayment or its Subsidiaries has incurred any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that are accrued or reserved against in the iPayment Financial Statements or reflected in the notes thereto, (ii) liabilities, obligations or contingencies under contracts or agreements entered into in the ordinary course of business (but not liabilities, obligations or contingencies for breaches thereof), and (iii) liabilities, obligations or contingencies which have arisen after June 30, 2002 in the ordinary course of business consistent with past practice or otherwise in accordance with the terms and conditions of this Agreement.

5.15. Title to Assets. Except as disclosed in Section 5.15 of the iPayment Disclosure Schedule, iPayment and its Subsidiaries have good and marketable title to all of their respective assets, free and clear of all Encumbrances, other than Permitted Liens, and no financing statement covering all or any portion of iPayment's and its Subsidiaries' assets and naming iPayment or a Subsidiary thereof as debtor has been filed in any public office except those for Permitted Liens, and, except for Permitted Liens, neither iPayment nor any Subsidiary thereof has signed any financing statement or security agreement as debtor or borrower which financing statement or security agreement covers all or any portion of the assets of iPayment or its Subsidiaries.

5.16. Contracts. Except as would not result in an iPayment Material Adverse Effect, all contracts to which iPayment or its Subsidiaries is a party are enforceable against each of the parties thereto in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity).

5.17. Tax Matters.

      (a) All Tax Returns for all periods ending on or before the Closing Date that are or were required to be filed by or with respect to iPayment, either separately or as a member of an affiliated group of corporations, have been filed on a timely basis and in accordance with applicable laws, regulations and administrative requirements. All such Tax Returns that have been filed on or before the Closing Date were, when filed, and continue to be, true, correct and complete in all material respects.

      (b) iPayment has paid, or made provision for the payment of, all Taxes that have or, to the Knowledge of iPayment, may become due for all periods ending on or before the Closing Date, including, without limitation, all Taxes reflected on the Tax Returns referred to in this Section 5.17, or in any assessment, proposed assessment or notice, received by iPayment, except such Taxes, if any, as are set forth in Section 5.17(b) of the iPayment Disclosure Schedule that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP consistently applied) have been provided. The charges, accruals and reserves with respect to Taxes reflected in the iPayment Financial Statements were determined in accordance with GAAP consistently applied. In all material respects and to the Knowledge of iPayment, all Taxes that iPayment are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of iPayment (except for Taxes not yet due).

5.18. Prior Sales of Securities. All offers and sales of iPayment Common Stock and of any shares of capital stock of any the Subsidiaries of iPayment by iPayment or such Subsidiary prior to the date hereof were exempt from the registration requirements of the Securities Act of 1933, as amended, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, or the relevant statues of limitations have expired, or civil liability thereafter has been eliminated by an offer to rescind.

5.19. Disclosure. No representations or warranties by iPayment or iPayment Merger Sub in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein not misleading. Each of iPayment, iPayment Merger Sub and their Subsidiaries knows of no fact or development which materially adversely affects, or which would be reasonably likely to result in a FMBS Material Adverse Effect or an iPayment Material Adverse Effect, which has not been set forth in this Agreement, the Exhibits or the Schedules attached hereto.

                  ARTICLE VI. CERTAIN COVENANTS AND AGREEMENTS

6.1.  Access to Information.

      (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each of iPayment and FMBS shall, and shall cause each of its respective Subsidiaries to, afford to the officers, employees, accountants, attorneys, financial advisors and other representatives (each, a "Representative") of the other party, access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request in connection herewith. The rights of iPayment and FMBS hereunder shall not be exercised in such a manner as to interfere unreasonably with the conduct of the business of the other party and its Subsidiaries.

      (b) All information furnished pursuant to Section 6.1(a) shall be subject to, and the parties shall hold all such information in confidence in accordance with, the provisions of the Nondisclosure and Confidentiality Agreement, dated as of May 10, 2002 (the "Confidentiality Agreement"), between iPayment and FMBS.

      (c) Notwithstanding anything in the Confidentiality Agreement or any other agreement to the contrary, no provision of the Confidentiality Agreement or investigation by either of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein and the parties shall remain responsible to the extent provided herein.

6.2.  No Solicitation.

      (a) FMBS shall not, nor shall it authorize or permit any officer, director, employee, any investment banker, attorney, accountant or other advisor or representative of FMBS to, directly or indirectly, (i) encourage, solicit, initiate, facilitate, entertain or accept any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or enter into any arrangement, understanding or agreement requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement, (iii) propose or make any Acquisition Proposal to any Person other than iPayment and iPayment Merger Sub, (iv) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than iPayment and iPayment Merger Sub) in connection with or with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (v) authorize or permit its Subsidiaries, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and agents to do any of the foregoing. FMBS and its Subsidiaries, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and agents shall immediately cease any discussions, activities or negotiations with Persons other than iPayment and iPayment Merger Sub that may be ongoing or previously or currently conducted with respect to any Acquisition Proposal.

      (b) In addition, the Board of Directors of FMBS, and each committee thereof, shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to iPayment or iPayment Merger Sub, the approval and recommendation of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal other than the Merger, or (iii) enter into any agreement with respect to any Acquisition Proposal.

      (c) Within 24 hours of receipt thereof, FMBS shall promptly notify iPayment of any request for information or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiations with respect to any Acquisition Proposal, and FMBS shall promptly provide iPayment with the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation, copies of any written materials received by FMBS in connection with any of the foregoing and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussions or negotiations are taking place. FMBS shall keep iPayment fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

      (d) Nothing contained in this Section 6.2 shall prohibit FMBS from taking or disclosing to its stockholders a position contemplated by Rule 14d-9(f) or Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended, or from making any disclosure to FMBS's stockholders if the Board of Directors of FMBS determines in good faith that the failure to do so would violate the fiduciary obligations of such Board of Directors under applicable law; provided, however, that neither FMBS nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

6.3. Stockholders' Approval. FMBS shall take all steps in accordance with applicable law necessary to obtain the approval and adoption of this Agreement by its stockholders. FMBS will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement and the Merger and other transactions contemplated hereby.

6.4. Press Releases. iPayment and FMBS shall consult with each other and will mutually agree on any press releases pertaining to this Agreement or the transactions contemplated hereby and will not issue any such press releases prior to such consultation and agreement, except as may be required by applicable securities or other laws, in which case the party proposing to issue such press release will use its best efforts to consult in good faith with the other party before issuing any such press releases. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that iPayment may upon the advice of counsel and provision of notice to the other parties, file a copy of this Agreement or disclose terms of this Agreement in filings with applicable Governmental Authorities if this Agreement is deemed material to iPayment.

6.5. Expenses and Fees. iPayment shall pay all of its costs and expenses, and up to $40,000 of FMBS's and/or the FMBS Shareholders' costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby for legal and financial advisory fees and expenses. Any amounts incurred by FMBS above such $40,000 cap shall be paid by the FMBS Shareholders out of the Merger Consideration. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

6.6. Notification. Each of FMBS and iPayment agree to (a) give prompt notice to the other party, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) upon such party obtaining knowledge thereof, the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event whose occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (b) give prompt notice to the other party of any fact which, if known by it on the date hereof, would have been required to be set forth or disclosed by it pursuant to this Agreement.

6.7. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by iPayment.

6.8.  Reasonable Best Efforts, Cooperation.

      (a) Subject to the terms and conditions of this Agreement, each of iPayment and FMBS agrees to use its respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

      (b) iPayment hereby covenants that it shall use its reasonable best efforts to obtain the signatures of the former shareholders of OnLine Data Corp. for the Piggy-Back Rights Agreement and the Amendment No. 3 to the Right of First Refusal and Co-Sale Agreement after Closing.

6.9 Preparation of Audit Report. FMBS and FMBS's independent auditors shall cooperate with the preparation by iPayment and its independent auditors of an audit report (the "FMBS Audit") on FMBS's financial statements and records and will provide access to such information as is reasonably necessary in connection therewith, including but not limited to, FMBS consenting to and requesting that its independent auditors provide iPayment's independent auditors with access to FMBS's independent auditors' work papers, if any. FMBS makes no representations or warranties as to whether its independent auditors will agree to provide such access to its work papers. The independent auditors preparing the FMBS Audit shall be of iPayment's choosing, and at its sole expense.

6.10  Tax Matters.

      (a) iPayment, iPayment Merger Sub, FMBS and the FMBS Shareholders agree to use all reasonable efforts to cause the Merger to qualify, and have not taken any actions or caused any actions to be taken which would prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

      (b) iPayment, FMBS and the FMBS Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding.

6.11 Stock Options. After the Effective Time, iPayment shall make available stock options under its Incentive Stock Option Plan to certain sales managers and sales agents of FMBS.

6.12 Audit Expenses. iPayment shall pay all fees incurred by FMBS in connection with the audit and review of its financial statements by Ernst & Young LLP ("E&Y") for the year ended December 31, 2001 and the period beginning on January 1, 2002 through the Effective Time. iPayment shall not be responsible for any legal fees incurred by FMBS in connection with such audit and review or any consulting fees payable to E&Y.

6.13. Consents. The FMBS Shareholders shall use all reasonable best efforts and take all steps necessary to secure and obtain the required consents, waivers and approvals of any third parties whose consent was required by this Agreement as listed on Schedule 4.3 of the FMBS Disclosure Schedule but not obtained prior to Closing.

6.14. Certain Arrangements. The FMBS Shareholders shall (i) pay certain fees to CR Services after Closing out of the Merger Consideration received pursuant to
Section 2.4 hereof, and (ii) present evidence to iPayment of the payment of such fees and the documentation of the agreements among such parties in connection therewith immediately following the payment of such fees.

6.15. Employment. iPayment Merger Sub hereby agrees that it will employ Stephen Goodrich and James Goodrich as employees-at-will with salary and benefits commensurate with those paid and provided by FMBS prior to Closing.

6.16. Release of Personal Guarantees. By the first anniversary of the Effective Time, the FMBS Shareholders shall have their personal guarantees for the contracts listed on Section 6.16 of the FMBS Disclosure Schedule (the "Personal Guarantees") released, and iPayment and/or iPayment Merger Sub shall take commercially reasonable efforts to assist in the release of the Personal Guarantees to the extent reasonably requested by the FMBS Shareholders.

6.17. Lock-Up Agreements. Each of the FMBS Shareholders shall execute and deliver a Lock-Up Agreement to iPayment immediately upon iPayment's request substantially similar to those executed by other stockholders of iPayment, whereby the FMBS Shareholders will be restricted from selling their shares of iPayment Common Stock constituting a portion of the Merger Consideration until six months after an initial public offering of iPayment, if such offering were to occur; provided, however, that if the underwriters involved with such offering release any iPayment stockholder or warrant holder from a similar lock-up agreement, the FMBS Shareholders shall have their shares released on a pro-rata basis. If a FMBS Shareholder has transferred more than 50% of their respective shares of iPayment Common Stock constituting a portion of the Merger Consideration prior to the date on which iPayment requests the execution and delivery of the Lock-Up Agreements, then such FMBS Shareholder shall cause the recipients of such transferred shares to execute and deliver a Lock-Up Agreement as described above in addition to such FMBS Shareholder.

6.18. Assumption of Vehicle Loans. iPayment Merger Sub hereby assumes the loans, each of which is in the name of a FMBS Shareholder, listed on Section 6.18 of the FMBS Disclosure Schedule (the "Vehicle Loans") for those vehicles, each of which is titled in the name of a FMBS Shareholder, that have been used by certain FMBS employees for company business; and iPayment Merger Sub hereby agrees to perform all obligations in connection therewith. iPayment and iPayment Merger Sub shall not provide nor be responsible for providing insurance coverage in connection with the Vehicle Loans.

                       ARTICLE VII. CONDITIONS TO CLOSING

7.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each of the parties hereto to effect the Merger shall be subject to the satisfaction, or the waiver by such party, at or prior to the Effective Time, of the following conditions:

      (a) Stockholder Approval. This Agreement shall have been duly approved and adopted by the requisite vote of the stockholders of FMBS under applicable law.

      (b) Approvals. All consents, approvals, orders or authorizations of or registrations, declarations or filings with any Governmental Authority, which the failure to obtain, make or occur has or would reasonably be expected to have the effect of making the Merger or any of the transactions contemplated hereby illegal or to have an iPayment Material Adverse Effect, as the case may be, shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

      (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the Merger.

7.2. Conditions to Obligations of iPayment. The obligation of iPayment to effect the Merger is also subject to the satisfaction, or waiver by iPayment, at or prior to the Effective Time, of the following conditions:

      (a) Representations and Warranties of FMBS. Each of the representations and warranties of FMBS contained in this Agreement (i) that are qualified by materiality, including the terms "material," "in any material respects" and "in all material respects" and "FMBS Material Adverse Effect" or words of similar effect, shall be true and correct in all respects when made and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing, and (ii) that are not so qualified by materiality, shall be true and correct in all material respects when made and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing. iPayment shall have received a certificate signed on behalf of FMBS by the President and the Vice President of FMBS to the foregoing effect.

      (b) Performance of Obligations of FMBS. FMBS shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and iPayment shall have received a certificate signed on behalf of FMBS by the President and the Vice President of FMBS to such effect.

      (c) Consents. Prior to Closing, FMBS and its Subsidiaries shall have (i) provided all requisite notices to and (ii) obtained all the consents, waivers and approvals from each of Merchant Services, Incorporated and HSBC Bank USA. Pursuant to Section 6.13 hereof, the FMBS Shareholders shall use all reasonable best efforts to obtain all other requisite consents, waivers and approvals from any third party in order for FMBS to consummate the Merger, including, but not limited to consents provided in Section 4.3 of the FMBS Disclosure Schedule, after the Closing.

      (d) Resignations. At Closing, iPayment shall have received written resignations from each of the directors and officers of FMBS and its Subsidiaries.

      (e) Delivery of Certificates. The holders of FMBS Common Stock shall deliver all certificates representing outstanding shares of FMBS Common Stock, respectively, other than certificates representing shares of FMBS Common Stock for which their holders have exercised their appraisal rights under the DGCL.

      (f) Confidentiality/Non-Solicitation Agreements. FMBS shall deliver confidentiality and non-solicitation agreements with iPayment executed by each of Stephen Goodrich and James Goodrich.

      (g) No Dissenting Stockholders. No holders of FMBS Common Stock shall have perfected their rights to dissent to the Merger.

      (h) Releases. Each of Stephen Goodrich, James Goodrich, Laura Goodrich, Brian Stevens and CR Services, Inc. shall execute and deliver a release, the form of which is set forth as Exhibit B to this Agreement.

      (i) Piggy-Back Rights Agreement and Amendment No. 3 to Co-Sale Agreement. iPayment and the FMBS Shareholders shall have entered into a Piggy-Back Rights Agreement and iPayment, the FMBS Shareholders and the parties to the Co-Sale and Right of First Refusal Agreement shall have entered into an amendment to that agreement.

      (j) Employment Agreements. All of the employment agreements to which FMBS or its Subsidiaries is a party shall be terminated prior to Closing and evidence thereof shall be provided to iPayment at the Closing.

      (k) CR Services Consulting Agreement. The CR Services Consulting Agreement and the Security Agreement in favor of CR Services, Inc. shall each be terminated at or prior to Closing.

      (l) Termination of Stock Pledge Agreement. At or prior to Closing, iPayment shall have received a termination of the Stock Pledge Agreement that secures the Promissory Note by FMBS to Mr. Schneider for $1,900,000.

7.3. Conditions to Obligations of FMBS. The obligation of FMBS to effect the Merger is also subject to the satisfaction, or waiver by FMBS, at or prior to the Effective Time, of the following conditions:

      (a) Representations and Warranties. Each of the representations and warranties of iPayment and iPayment Merger Sub contained in this Agreement (i) that are qualified by materiality, including the terms "material," "in any material respects," "in all material respects" and "iPayment Material Adverse Effect" or words of similar effect, shall be true and correct in all respects when made and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing, and (ii) that are not so qualified by materiality, shall be true and correct in all material respects when made and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing. FMBS shall have received a certificate signed on behalf of iPayment by the Chief Executive Officer and the Chief Financial Officer of iPayment to the foregoing effect.

      (b) Performance of Obligations of iPayment and iPayment Merger Sub. iPayment and iPayment Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FMBS shall have received a certificate signed on behalf of iPayment by the Chief Executive Officer and the Chief Financial Officer of iPayment to such effect.

      (c) Consents. Prior to Closing, iPayment and its subsidiaries shall have
(i) provided all requisite notices to and (ii) obtained all requisite consents, waivers and approvals from any third party in order for iPayment to consummate the Merger, including, but not limited to, consents from the following parties: the lenders under the iPayment Credit Agreement, holders of iPayment Preferred Stock and holders of the Mezzanine Debt.

      (d) Piggy-Back Rights Agreement and Amendment No. 3 to Co-Sale Agreement. iPayment and the FMBS Shareholders shall have entered into a Piggy-Back Rights Agreement and iPayment, the FMBS Shareholders and the parties to the Co-Sale and Right of First Refusal Agreement shall have entered into an amendment to that agreement.

                          ARTICLE VIII. INDEMNIFICATION

8.1 Indemnification by FMBS Shareholders. The FMBS Shareholders shall indemnify, save and hold harmless iPayment (including iPayment Merger Sub and iPayment's Subsidiaries following the Merger) and its affiliates, successors and permitted assigns, and each officer, director, employee or agent thereof, their respective controlling persons, and their respective estates, successors and assigns (collectively, the "iPayment Indemnified Parties" and each an "iPayment Indemnified Party"), against and from any liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), sustained or incurred by any of the iPayment Indemnitees after the Closing Date as a result of, arising out of or by virtue of (a) any misrepresentation, breach of any warranty or representation, or non-fulfillment of any agreement or covenant that was to be fulfilled prior to the Closing Date, in each case on the part of FMBS, whether contained in this Agreement or any Exhibit or Schedule hereto or any written statement or certificate furnished or to be furnished to iPayment pursuant hereto or in any closing document delivered by FMBS to iPayment in connection herewith, (b) any liability actually known to FMBS at the time of Closing but not disclosed on the FMBS Disclosure Schedules, (c) notwithstanding inclusion in the FMBS Disclosure Schedule or any other document delivered in connection with this Agreement or the transactions contemplated by this Agreement, the items covered by Section 4.30(d) hereof, (d) the failure by FMBS or its Subsidiaries to obtain any requisite consent, waiver or approval from any third party in order for FMBS to consummate the Merger that has an FMBS Material Adverse Effect or an iPayment Material Adverse Effect, including, but not limited to those consents provided in Section 4.3 of the FMBS Disclosure Schedule, prior to Closing or thereafter, (e) Security Check, LLC,
(f) the arrangements described in Section 6.14 or (g) any lawsuits or claims brought by Brian Stevens arising out of actions, events, agreements, whether oral or written, or understandings prior to the Effective Time, including without limitation, those relating to his employment, compensation or relationship with or other rights to or in FMBS. None of the iPayment Indemnified Parties shall be entitled to recover from the FMBS Shareholders for any claims for indemnity or Damages with respect to any inaccuracy or breach of any representations or warranties pursuant to Section 8.1(a) or 8.1(c) hereof, unless and until the total of all such claims exceeds $50,000 (the "FMBS Threshold"), in which case all such Damages, including the initial $50,000, shall be included in the calculation of Damages under, and indemnifiable pursuant to, this Article VIII. Except as set forth in the below, in no event shall: (i) the FMBS Shareholders' liability under this Section 8.1(a) or 8.1(c) hereof with respect to the inaccuracy or breach of representations and warranties exceed $3,000,000 in the aggregate (the "FMBS Cap"), or (ii) the iPayment Indemnified Parties, taken collectively, recover for any inaccuracy or breach of the same or similar representations and warranties in this Agreement with regard to the same event, circumstance or occurrence. The FMBS Cap and the FMBS Threshold shall not apply to any Damages arising out of any liability actually known to the FMBS Shareholders at the time of the Closing but not disclosed on the FMBS Disclosure Schedules pursuant to Section 8.1(b) hereof or any Damages in connection with Sections 8.1(d), 8.1(e), 8.1(f) or 8.1(g) hereof.

8.2. Indemnification by iPayment. iPayment shall indemnify, save and hold harmless the FMBS Shareholders and their respective estates, successors, and assigns (the "FMBS Indemnified Parties"), harmless against and from any Damages, sustained or incurred by the FMBS Indemnified Parties after the Closing Date as a result of, arising out of or by virtue of any misrepresentation, breach of (a) any warranty or representation, or non-fulfillment of any agreement or covenant that was to be fulfilled prior to the Closing Date, in each case on the part of iPayment or iPayment Merger Sub, whether contained in this Agreement or any Exhibit or Schedule hereto or thereto or any written statement or certificate furnished or to be furnished to FMBS pursuant hereto or in any closing document or ancillary document executed and delivered in connection with, or contemplated by, this Agreement executed and delivered by iPayment or iPayment Merger Sub in connection herewith, or (b) the Personal Guarantees or Vehicle Loans; provided, however, that the FMBS Indemnified Parties shall not be entitled to recover from iPayment or any of its affiliates for any claims for Damages with respect to any inaccuracy or breach of any representations or warranties, unless and until the total of all such claims exceeds $100,000 (the "iPayment Threshold"). In no event shall: (i) iPayment's liability under this Section 8.2(a) with respect to the inaccuracy or breach of representations and warranties exceed $3,000,000 in the aggregate (the "iPayment Cap"); or (ii) the FMBS Indemnified Parties, taken collectively, recover for any inaccuracy or breach of the same or similar representation and warranties in this agreement with regard to the same event, circumstance or occurrence. The iPayment Cap and the iPayment Threshold shall not apply to any Damages in connection with Section 8.2(b) hereof.

8.3 Procedure for Indemnification - Non Third Party Claims. Whenever any claim shall arise for indemnification hereunder not involving a Third Party Claim (as hereinafter defined), the Indemnified Party shall notify the Indemnifying Party promptly after such Indemnified Party has actual knowledge of the facts constituting the basis for such claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such notice.

8.4   Procedure for Indemnification - Third Party Claims.

      (a) Promptly following the receipt by any iPayment Indemnified Party or FMBS Indemnified Party, as applicable (the "Indemnified Party") of written notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "Third Party Claim") for which such person seeks indemnification, the Indemnified Party receiving such notice of the Third Party Claim shall promptly notify the FMBS Shareholders or iPayment, as applicable (the "Indemnifying Party"), of its existence, setting forth the facts and circumstances of which such Indemnified Party has received notice, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such notice.

      (b) The Indemnified Party shall tender the defense of a Third Party Claim to the Indemnifying Party. If the Indemnifying Party accepts responsibility for the defense of a Third Party Claim, then the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten days prior to any such settlement, it shall give written notice of its intention to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by the Indemnifying Party (but the Indemnifying Party will control the defense of the Third Party Claim (if it has elected to do so)). If the Indemnifying Party contests its obligations hereunder but nonetheless assumes the defense of a Third Party Claim, and it is ultimately determined that the Indemnifying Party had no responsibility for such Third Party Claim, the Indemnified Party shall promptly reimburse the Indemnifying Party for its legal fees and other expenses relating to such defense.

      (c) If, in accordance with the foregoing provisions of this Section 8.4, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if the Indemnifying Party shall fail to accept the defense of a Third Party Claim that has been tendered in accordance with this Section 8.4, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the

Indemnified Party deems fair and reasonable, provided at least ten days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 8.4 the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed or otherwise indemnified by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending the Third Party Claim that are incurred from time to time. No failure by the Indemnifying Party to acknowledge in writing its indemnification obligations under this Article VIII shall relieve it of such obligations to the extent they exist.

      (d) Notwithstanding the foregoing, in connection with any settlement negotiated by the Indemnifying Party, no Indemnified Party shall be required to
(i) enter into any settlement (A) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, or (B) if the Indemnified Party shall, in writing to the Indemnifying Party within the ten day period prior to such proposed settlement, disapprove of such settlement proposal (which settlement proposal will not be unreasonably disapproved) and desire to have the Indemnifying Party tender the defense of such matter back to the Indemnified Party, or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to clause (B) above, the Indemnified Party shall thereafter have all of the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by the Indemnifying Party to the extent that, upon final resolution of such Third Party Claim, the Indemnifying Party's liability to the Indemnified Party but for this proviso exceeds what the Indemnifying Party's liability to the Indemnified Party would have been if the Indemnifying Party were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under clause (B) above.

      (e) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle the Third Party Claim without the Indemnifying Party's consent; provided that any such compromise or settlement shall be made by the Indemnified Party acting in its good faith and upon the advice of counsel upon such terms as it deems fair and reasonable.

8.5. Survival. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants (other than the covenants contained in Sections 6.1, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13,
6.14, 6.16, 6.17 and 6.18 hereof which shall extend until the earlier of the applicable statute of limitations or the expiration by the terms of the covenant or the covenant is no longer applicable) of FMBS, iPayment and iPayment Merger Sub contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive Closing (even if the Indemnified Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force for a period of 12 months following the Effective Time. No party shall be entitled to recover for any Damages pursuant to Sections 8.1 or 8.2 unless written notice of a claim thereof is delivered to the other party prior to the 12 month anniversary of the Effective Time, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto.

8.6.  Payment.

      (a) In the event that an iPayment Indemnified Party presents a valid claim for indemnification against the FMBS Shareholders, or either of them, a FMBS Shareholder may elect (at its sole option) to pay such claim in whole or in part either by (i) paying cash or delivering a certified or official bank check in the amount of the indemnification liability, or (ii) by tender of the number of shares of iPayment common stock, valued as of the date hereof, equal in value to such claim for indemnification, or a combination thereof.

      (b) iPayment shall satisfy its indemnification obligations hereunder by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability.

      (c) All indemnification payments under this Article VIII shall be deemed adjustments to the Merger Consideration.

8.7. Waiver of Certain Claims. Notwithstanding anything to the contrary herein, iPayment and iPayment Merger Sub each hereby forever release, discharge and waive any and all rights and claims it may have against the FMBS Shareholders pursuant to Section 624 and Section 720(2)(A) of Title 13-A of the MBCA.

                               ARTICLE IX. GENERAL

9.1. Amendment. This Agreement may be amended at any time only by a written instrument signed on behalf of each of FMBS, iPayment and iPayment Merger Sub.

9.2. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (i) confirmation of receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of three Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), in each case addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

      (a)     If to iPayment      iPayment Holdings, Inc.
              or iPayment         30 Burton Hills, Suite 520
              Merger Sub, to:     Nashville, Tennessee  37215
                                  Telecopy No.:  (615) 665-8434
                                  Attention:  Afshin Yazdian

              With a copy         Waller Lansden Dortch & Davis, PLLC
              (which shall        511 Union Street, Suite 2100
              not constitute      Nashville, Tennessee  37219
              notice) to:         Telecopy No.:  (615) 244-6804
                                  Attention:  Howard W. Herndon, Esq.

      (b)     If to FMBS, to:     First Merchants Bancard Services, Inc.
                                  400 US Route 1
                                  Falmouth, Maine  04105
                                  Telecopy No.:  (877) 266-1584
                                  Attention:  James D. Goodrich

              With a copy         Preti, Flaherty, Beliveau, Pachios & Haley,
              (which shall        LLC
              not constitute      One City Center
              notice) to:         P.O. Box 9546
                                  Portland, Maine  04112-9546
                                  Telecopy No.:  (207) 791-3111
                                  Attention:  Susan E. LoGiudice, Esq.

9.3. Entire Agreement; Disclosure. This Agreement (including the schedules and exhibits thereto, and the other documents and instruments referred to herein, including the Confidentiality Agreement) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto. No representation, promise, inducement or statement of intention has been made by FMBS, iPayment or iPayment Merger Sub that is not embodied in this Agreement or the other agreements referred to herein and entered into in connection herewith, the schedules or exhibits hereto, or the written statements, certificates or other documents delivered pursuant hereto. Disclosure of any fact or item in the FMBS Disclosure Schedule or the iPayment Disclosure Schedule referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not a specific cross reference appears to the extent that the fact or item disclosed is reasonably clearly applicable to such other paragraph or section. Disclosure of any fact or item in the FMBS Disclosure Schedule or the iPayment Disclosure Schedule shall not necessarily mean that such item or fact, individually or in the aggregate, is material to the business, results of operations or financial condition of FMBS, iPayment or iPayment Merger Sub.

9.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to the principles of conflict of laws thereof or of any other jurisdiction. If legal action is commenced to enforce this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

9.5. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

9.6. Assignment; Successors and Assigns; Parties In Interest. No party hereto shall assign this Agreement, or its right or duties hereunder, by operation of law or otherwise, without first obtaining the written consent of the other parties hereto, except that iPayment Merger Sub may assign this Agreement and its rights and obligations hereunder to another wholly-owned Subsidiary of iPayment. Subject to the foregoing provisions, all of the rights, benefits, duties, liabilities and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies hereunder.

9.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.8. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, without having to post bond therefor or prove actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

9.9. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                             ARTICLE X. DEFINITIONS

      As used herein, the following terms shall have the following meanings ascribed thereto (with terms defined in the plural having comparable meaning when used in the singular, and likewise with respect to terms defined in the singular):

"Acquisition Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving FMBS or any Subsidiary of FMBS or any proposal, inquiry or offer to acquire in any manner, in a single transaction or a series of related transactions, all or 15% or greater equity interest in, or all or a substantial portion of the assets of, FMBS or any Subsidiary of FMBS, other than the transactions contemplated or permitted by this Agreement.

"Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

"Agreement" means this Agreement and Plan of Merger.

"Anti-Dilution Event" has the meaning set forth in Section 2.5.

"Articles of Dissolution" means any such documents issued by a Secretary of State's office, or its equivalent, to commemorate and reflect the dissolution of a Person.

"BINs" shall mean a unique Bank Identification Number assigned by VISA and licensed to a Member Bank for its use in entering or receiving transactions into (or from) VISA's settlement authorization systems and participating in the VISA card program. An "ICA" is the corresponding number assigned by MasterCard for the same purpose.

"Blue Sky laws" means the securities laws of a particular state.

"Business Day" means a day of the year on which banks are not authorized to be closed in the City of Nashville, Tennessee.

"Certificate of Merger" shall have the meaning set forth in Section 2.2.

"Closing" shall have the meaning set forth in Section 2.12.

"Closing Date" shall have the meaning set forth in Section 2.12.

"Code" shall have the meaning set forth in the fourth recital to this Agreement.

"Confidentiality Agreement" shall have the meaning set forth in Section 6.1.

"Control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

"Damages" shall have the meaning set forth in Section 8.1.

"Delaware Secretary" shall have the meaning set forth in Section 2.2.

"DGCL" shall mean the General Corporation Laws of the State of Delaware.

"E&Y" shall have the meaning set forth in Section 6.12.

"Effective Time" shall have the meaning set forth in Section 2.2.

"Encumbrance" shall mean any liens, claims, charges, encumbrances, mortgages, pledges, security interests and other interests.

"Environmental Claims" shall have the meaning set forth in Section 4.19.

"Environmental Laws" shall have the meaning set forth in Section 4.19.

"ERISA" has the meaning set forth in Section 4.18.

"ERISA Affiliate" means (i) any related company or trade or business that is required to be aggregated with FMBS under Code Sections 414(b), (c), (m) or (o);
(ii) any other company,
entity or trade or business that has adopted or has ever participated in any FMBS Benefit Plan; and (iii) any predecessor or successor company or trade or business of FMBS or its Subsidiaries.

"FMBS" shall have the meaning set forth in the preamble to this Agreement.

"FMBS Benefit Plans" shall have the meaning set forth in Section 4.18.

"FMBS Cap" shall have the meaning set forth in Section 8.1.

"FMBS Common Stock" shall have the meaning set forth in Section 2.4.

"FMBS Disclosure Schedule" shall have the meaning set forth in preamble of
Article IV.

"FMBS Documents" shall have the meaning set forth in Section 4.2.

"FMBS Financial Statements" shall have the meaning set forth in Section 4.6.

"FMBS Indemnified Parties" shall have the meaning set forth in Section 8.2.

"FMBS Material Adverse Effect" means any event, change, occurrence, effect, fact or circumstance having, or would reasonably be expected to have, individually or in the aggregate with other events, changes, occurrences, effects, facts or circumstances, a material adverse effect on (i) the ability of FMBS to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (ii) the business, properties, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of FMBS and its Subsidiaries (taken as a whole), other than events, changes, occurrences, effects, facts or circumstances affecting the industry or the economy in general, and not specifically relating to FMBS or its Subsidiaries, and other than events, changes, occurrences, effects, facts or circumstances resulting from this Agreement, the transactions contemplated hereby or the announcement thereof.

"FMBS Material Contracts" shall have the meaning set forth in Section 4.15.

"FMBS Merchant Related Agreements" means all material contracts and other agreements to which FMBS or any of its Subsidiaries is a party relating to the provision of credit card services or equipment leasing and sales, including, but not limited to the following agreements:

      (a) any Independent Service Organization ("ISO") Agreements and Independent Training Organization ("ITO") Agreements or any other agreements with non-employee/independent Persons that solicit Merchants for or on behalf of FMBS (collectively referred to as "ISO/ITO Agreements");

      (b) any agreements with authorization network vendors and backend processors ("Vender Agreements");

      (c)   all agreements with Member Banks;

      (d) any agreements that limit the right of FMBS or its Subsidiaries prior to the Closing Date, or iPayment or its Subsidiaries after the Closing Date, to engage in or to compete with any Person in any business, including the method by which any business may be conducted by FMBS or its Subsidiaries prior to the Closing Date, or by iPayment or its Subsidiaries after the Closing Date;

      (e) all equipment leasing related agreements, including factoring arrangements;

      (f)   any marketing agreement not listed above; or

      (g)   all Merchant Agreements.

"FMBS Shareholders" shall mean Stephen P. Goodrich and James D. Goodrich.

"FMBS Threshold" shall have the meaning set forth in Section 8.1.

"GAAP" means generally accepted accounting principles in effect in the United States consistently applied.

"Governmental Authority" shall have the meaning set forth in Section 4.3.

"Indemnified Party" shall have the meaning set forth in Section 8.4(a).

"Indemnifying Party" shall have the meaning set forth in Section 8.4(a).

"iPayment" shall have the meaning set forth in the preamble to this Agreement.

"iPayment Cap" shall have the meaning set forth in Section 8.2.

"iPayment Common Stock" shall have the meaning set forth in Section 5.5.

"iPayment Credit Agreement" shall mean the Loan Agreement between Bank of America and iPayment.

"iPayment Disclosure Schedule" shall have the meaning set forth in preamble of
Article V.

"iPayment Documents" shall have the meaning set forth in Section 5.2.

"iPayment Financial Statements" shall have the meaning set forth in Section 5.6.

"iPayment Indemnified Parties" shall have the meaning set forth in Section 8.1.

"iPayment Material Adverse Effect" means any event, change, occurrence, effect, fact or circumstance having, or would reasonably be expected to have, individually or in the aggregate with other events, changes, occurrences, effects, facts or circumstances, a material adverse effect on (i) the ability of iPayment or iPayment Merger Sub to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (ii) the business, properties, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of iPayment and its Subsidiaries (taken as a whole), other than events, changes, occurrences, effects, facts or circumstances affecting the industry or the economy in general, and not specifically relating to iPayment or its Subsidiaries, and other than events, changes, occurrences, effects, facts or circumstances resulting from this Agreement, the transactions contemplated hereby or the announcement thereof.

"iPayment Merger Sub" shall have the meaning set forth in the preamble to this Agreement.

"iPayment Preferred Stock" shall have the meaning set forth in Section 5.5.

"iPayment Threshold" shall have the meaning set forth in Section 8.2.

"IRS" means the United States Internal Revenue Service.

"Knowledge" means, with respect to an individual, such individual is actually aware of the particular fact, matter, circumstance or other item, or a prudent individual could be expected to discover or otherwise become aware of such fact, matter, circumstance or other item in the course of conducting a reasonable investigation concerning the existence of such fact or other matter; and, with respect to any other Person (other than an individual), any individual who is serving as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has knowledge (as defined above) of such fact, matter, circumstance or other item. When reference is made to FMBS' knowledge, it means, exclusively, information of which Stephen Goodrich, James Goodrich or Rick Shaneyfelt has knowledge.

"Laws" shall have the meaning set forth in Section 4.10.

"Leases" shall have the meaning set forth in Section 4.16.

"Maine Secretary" shall have the meaning set forth in Section 2.2.

"MasterCard" means MasterCard International, Inc.

"MBCA" means the Maine Business Corporation Act.

"Member Bank" means a member of VISA and/or MasterCard which is authorized by such association(s) to enter or receive transactions into (or from) such association(s) settlement and authorization systems, and to participate in such association(s) charge card program.

"Merchant" means any customer who enters into a Merchant Agreement for the purpose of participating in the Merchant Program.

"Merchant Accounts" means the written contractual relationship between a Merchant, on the one hand, and/or a Member Bank and FMBS or its Subsidiaries on the other for the acquisition and processing of transactions.

"Merchant Agreements" means the written contractual agreement between a Member Bank, a Merchant and/or FMBS or its Subsidiaries, pursuant to which FMBS or its Subsidiaries provides processing services and allows the Merchant to participate in the Merchant Program.

"Merchant Program" means the package of services offered by FMBS or its Subsidiaries and a Member Bank to a customer which enables a Merchant to make sales to a credit card holder and which permits the Merchant to present sales records to a processor for payment and processing.

"Merger" shall have the meaning set forth in the second recital to this Agreement.

"Merger Consideration" shall have the meaning set forth in Section 2.4.

"Mezzanine Debt" shall mean the Subordinated Secured Promissory Note issued by iPayment, iPayment Technologies, Inc. and First Acquisition Company to Harbinger Mezzanine Partners, L.P. on April 12, 2001.

"Ordinary course of business" means, with respect to any particular Person: (a) an action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Permitted Liens" means (i) Encumbrances identified in Section 10 of the FMBS Disclosure Schedule or Section 10 of the iPayment Disclosure Schedule, as applicable; (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar Encumbrances arising out of operation of law with respect to a liability incurred in the ordinary course of business and consistent with past practice that is not delinquent or in default; (iii) Encumbrances arising under conditional sales contracts and equipment leases with third parties under which FMBS or iPayment is not delinquent or in default; and
(iv) Encumbrances for Taxes not yet due and payable.

"Person(s)" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

"Personal Guarantees" shall have the meaning set forth in Section 6.16.

"Receivables" shall have the meaning set forth in Section 4.13.

"Representative" shall have the meaning set forth in Section 6.1.

"Residual Report" shall have the meaning set forth in Section 4.25.

"Subsidiary" of any Person means any other Person of which such Person (either alone or through or together with any other Subsidiary): (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such other Person, (ii) is a general partner, trustee or other entity performing similar functions or (iii) has control.

"Surviving Corporation" shall have the meaning set forth in Section 2.1.

"Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, employment, social security (or similar), unemployment, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

"Tax Returns" means any return, report, declaration, claim for refund or other document or information required to be supplied to a taxing authority in connection with the Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party Claim" shall have the meaning set forth in Section 8.4(a).

"United States Income Tax Regulations" means those regulations promulgated under the Code.

"Vehicle Loans" shall have the meaning set forth in Section 6.18.

"VISA" means Visa USA, Inc.

"Voting Arrangements" shall have the meaning set forth in Section 4.5(c).


                        [SIGNATURE PAGE IS THE NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

                                       iPAYMENT, INC.


                                       By:    /s/ Gregory S. Daily
                                            ----------------------------------
                                            Gregory S. Daily
                                            Chairman and Chief Executive
                                            Officer

                                       iPAYMENT OF MAINE, INC.


                                       By:    /s/ Gregory S. Daily
                                            ----------------------------------
                                            Gregory S. Daily
                                            Chief Executive Officer and
                                            President

                                       FIRST MERCHANTS BANCARD SERVICES, INC.


                                       By:    /s/ Stephen P. Goodrich
                                            ----------------------------------
                                            Stephen P. Goodrich
                                            President


                                       JAMES D. GOODRICH, solely for purposes
                                       of Article VIII hereof

                                         /s/ James D. Goodrich
                                       ---------------------------------------
                                       James D. Goodrich


                                       STEPHEN P. GOODRICH, solely for
                                       purposes of Article VIII hereof


                                         /s/ Stephen P. Goodrich
                                       ---------------------------------------
                                       Stephen P. Goodrich